Exhibit 99.1

bioAffinity Technologies Announces Publication of Peer-Reviewed Paper on Proprietary Beads Used in CyPath® Lung for Noninvasive Detection of Early-Stage Lung Cancer

SAN ANTONIO, Texas (March 28, 2023) – bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) today announced the publication of a paper titled “Porphyrin-modified beads for use as compensation controls in flow cytometry” in the peer-reviewed Journal of Visualized Experiments (JoVE). The paper describes the protocol for preparing porphyrin-labeled compensation beads to optimize the results of bioAffinity’s CyPath® Lung test to detect early-stage lung cancer.

bioAffinity Technologies has an international patent pending for the proprietary compensation beads and their use in flow cytometry.

“The publication of our peer-reviewed paper in JoVE is a recognition of our commitment to advancing innovative science in line with the Company’s mission of improving the survivability of lung cancer, the world’s deadliest cancer, through expanded screening and early diagnosis,” said Maria Zannes, President and CEO of bioAffinity Technologies.

“The beads act as an important control for our CyPath® Lung assay by allowing the fluorescence of the porphyrin TCPP to be quantified more accurately,” said William E. Bauta, Ph.D., Senior Vice President for Therapeutics at bioAffinity Technologies and inventor of the compensation beads. “The compensation beads we developed have improved the assay’s precision, lowered costs and accelerated sample processing.”

As part of CyPath® Lung processing, patient sputum samples are labeled with the fluorescent porphyrin TCPP (meso-tetra-(4-carboxyphenyl) porphine). TCPP preferentially binds to cancer and cancer-related cells in the sputum and fluoresces, which aids in the detection of early-stage lung cancer. bioAffinity’s TCPP-modified compensation beads are used with the flow cytometer to ensure that TCPP fluorescence can be correctly distinguished from the other fluorescent molecules that are part of the assay.

CyPath® Lung uses automated flow cytometry and artificial intelligence to analyze patient samples by identifying parameters in sputum that are indicative of cancer. In a recent clinical trial, CyPath® Lung showed 92% sensitivity and 87% specificity in high-risk patients who had nodules smaller than 20 millimeters or no nodules in the lung, with an area under the ROC curve of 94%.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and diseases of the lung, and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Services. OncoSelect Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio.

About JoVE

JoVE is a peer-reviewed scientific methods journal that publishes text and video protocols demonstrated by authors in their laboratories. JoVE videos facilitate efficient transfer of techniques within research communities, promote standardization and collaboration, and accelerate scientific progress. The journal publishes 1,000+ articles per year from research institutions around the world. All articles are indexed in PubMed, Web of Science, Medline and other relevant databases.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated use of proceeds from the Company’s offering of common shares. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

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